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         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18114 and 33-52861) pertaining to the Stock Option Plans of Grossman's Inc. of our report dated January 31, 1995 with respect to the consolidated financial statements and schedule of Grossman's Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1994.


                                            ERNST & YOUNG LLP

Boston, Massachusetts
March 10, 1995